Q 4 2 0 2 5 | I N V E S T O R P R E S E N T A T I O N F e b r u a r y 1 1 , 2 0 2 6 RESIDENTIAL FOCUS | DIVERSIFIED INCOME

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Disclaimer 2 This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995,. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of HomeXpress; our ability to originate or acquire quality and profitable loans at an appropriate and consistent cost; our ability to sell the loans that we originate or acquire; our ability to refinance or obtain additional liquidity for borrowing; our ability to manage, maintain and expand our relationships with our clients, the independent mortgage brokers and bankers; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; the development, proliferation and use of artificial intelligence; our ability to find and retain qualified executive officers and key personnel; our ability to comply with extensive government regulation, including, but not limited to, federal and state consumer lending regulations; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, refinancing and borrowing guidelines and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. We use our website (www.chimerareit.com) as a channel of distribution of company information. The information we post on our website may be deemed material. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Chimera when you enroll your email address by visiting our website, then clicking on “News and Events" and selecting "Email Alerts" to complete the email notification form. Our website and any alerts are not incorporated into this document. All information in this presentation is as of December 31, 2025, unless stated otherwise. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . This presentation includes certain non-GAAP financial measures, including earnings available for distribution and earnings before taxes, depreciation and amortization. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, differently than our peers making comparative analysis difficult. Non-GAAP Financial Measures 3

Chimera Investment Corp.

We are a fully integrated hybrid mortgage REIT delivering diversified investment solutions across the mortgage product spectrum.

HYBRID INVESTMENT APPROACH	▪ Invests across the spectrum of mortgage products, including residential loans, mortgage securities and servicing rights. ▪ Team expertise and robust infrastructure enable a disciplined approach to delivering value across the residential continuum.
SCALED MORTGAGE CREDIT PLATFORM	▪ Risk management approach emphasizes asset-level credit risk management. ▪ Data management capabilities and proprietary technologies drive efficiencies in process, risk monitoring and credit decisions.
RESIDENTIAL ORIGINATION	▪ Specialty mortgage lender focused primarily on providing consumer non-QM and investor business purpose loan solutions. ▪ National footprint supporting a network of mortgage bankers and brokers.
THIRD-PARTY ASSET & INVESTMENT MANAGEMENT	▪ Bespoke asset management solutions for third-party institutional investors seeking exposure to residential loans. ▪ Manager of private asset-backed credit funds on behalf of institutional allocators.

KEY STATISTICS
As of December 31, 2025

2007	423	$6.6B	$15.8B	$2.6B	$26.6B[1]
Year Founded	Full-Time Professionals	Dividends Declared Since Inception	Total Assets	Shareholders' Equity	3rd Party Managed Loans

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 4

Creating Long-Term Shareholder Value

Positioned with diverse sources of revenue and synergistic platform capabilities.

Capital investment in technology, growth, & strategic initiatives across platform

PERMANENT CAPITAL INVESTMENT PORTFOLIO		ADVISORY SERVICES & THIRD-PARTY CAPITAL		RESIDENTIAL ORIGINATION	
INVESTMENT INCOME		CAPITAL-LIGHT FEES		LOAN PRODUCTION & DISTRIBUTION	
Liquid	Agency MBS	Advisory Services	Bespoke 3rd party loan solutions	Gain on Sale	Capital market loan sales
Credit	RPL, NQM, RTL, Other				
MSR	Cash flowing asset hedge	Private Funds	Diversified mortgage portfolios	Net Interest Income	Net spread on loans

High-touch credit risk management support to permanent capital portfolio

Manufacturing product for capital market investors, Advisory Services clients & Private Funds

Platform to acquire & own MSRs & expand product capabilities

CHIMERA | Information unaudited, estimated, and subject to change. 5

Market Summary | *Q4 2025*

Conditions featured Fed rate cuts, a steeper yield curve, and tightening spreads across Agency and mortgage credit products.

RATES

- Fed cuts rates at each of the last three FOMC meetings for a total of 75 basis points.
- 2s/10s yield curve steepened 15 basis points, to end the year with a 69-basis point spread.

MORTGAGE RATES

- Treasury yields helped guide mortgage rates down another 15 basis points during Q4.
- 30-year fixed mortgage rate reached the lowest levels since September 2022[3].

AGENCY MBS

- MBS spreads were supported by declining interest rate volatility.
- Current coupon MBS tightened 15 basis points against a blend of 5- and 10-year Treasuries.

STRUCTURED PRODUCTS

- Non-agency RMBS senior spreads were mixed at +/- 5 basis points across products.
- Non-QM issuance volume reached ~$67 billion through Q4; +57% versus full year 2024.

HOUSING

- Affordability improved with lower rates, slower home price growth, and increasing wages.
- Credit conditions remained strong as mortgage delinquencies were flat to down.

TREASURY YIELDS[1]	9/30/2025	12/31/2025	Q4 Change
2Y Treasury	3.61	3.47	**-0.14**
10Y Treasury	4.15	4.17	**0.02**
30Y Treasury	4.73	4.84	**0.11**
MORTGAGE RATES[1]			
30Y FRM (Bankrate)	6.36	6.25	**-0.11**
30Y Freddie PMMS	6.30	6.15	**-0.15**
30Y FRM (MBA)	6.64	6.50	**-0.14**
AGENCY SPREADS[1]			
FN CC 5/10 Tsy Spread	126	110	**-15**
FN CC Treasury OAS	27	13	**-11**
FN CC Swap OAS	71	49	**-19**
RMBS SPREADS[2]			
NQM – AAA	130	125	**-5**
RPL AAA (A1)	125	130	**5**
RPL Unrated (A1)	170	175	**5**
CORPORATES[1]			
Inv Grade – Yield	4.81	4.81	**0**
Inv Grade - Spread	74	79	**4**
High Yield - Spread	267	294	**-5**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
6

Chimera | *Q4 2025 Highlights*

First full quarter of HomeXpress contributions and realization of prior quarter capital allocation activities.

EARNINGS & PERFORMANCE

$0.53	$0.37	$19.70	(0.9%)
EARNINGS AVAILABLE FOR DISTRIBUTION PER SHARE[1]	DIVIDENDS PER SHARE	BOOK VALUE PER SHARE	ECONOMIC RETURN[2]

LIQUIDITY

$279MM	$249MM
CASH	UNENCUMBERED ASSETS

LEVERAGE

5.1x	2.4x
TOTAL LEVERAGE[3]	RECOURSE LEVERAGE

RESIDENTIAL CREDIT REPO FINANCING[4]

$984MM (51%)	$1.3B (66%)
FLOATING RATE REPO[5] (PERCENTAGE OF TOTAL REPO)	NON-MARK-TO-MARKET REPO[6] (PERCENTAGE OF TOTAL REPO)

RESIDENTIAL ORIGINATION

$11MM	16.2%
EBTDA[7]	EBTDA ROE[7]

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 7

Chimera | *Q4 2025 Highlights*

Growth in earnings power provided the flexibility to announce a dividend increase along with 2026 expected dividend distributions.

DIVIDEND INCREASE	▪ Announced increase in dividend to $0.45 per share in Q1 2026 (from $0.37). ▪ Expect to maintain $0.45 per share for the remainder of 2026.
BOOK VALUE	▪ $19.70 book value per share, down 2.7% compared to $20.24 in Q3 2025. ▪ Change attributable in large part to the increase in value of securitized debt and transaction expenses and HomeXpress acquisition.
RESIDENTIAL ORIGINATION	▪ $11 million EBTDA[1] on $1.0 billion of production volume. ▪ 16.2% EBTDA ROE[2] contribution.
RESIDENTIAL CREDIT	▪ Exercised redemption rights on CIM 2022-I1 securitization; sold $166 million of underlying loans and generated $28 million in capital. ▪ Sold approximately $33 million of legacy Non-Agency RMBS – releasing roughly $6.7 million of capital at a breakeven ROE of 7%.
AGENCY MBS	▪ Added a net $606 million and ended the year with over $3 billion in Agency RMBS.

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 8

Chimera | *FY 2025 Highlights*

Year of transition culminated in capital generation, portfolio reallocation, and the HomeXpress acquisition.

EARNINGS AVAIL. FOR DISTRIBUTION[1]	DIVIDEND DISTRIBUTIONS	NET INCOME	ECONOMIC RETURN[2]	RETURN-ON-EQUITY	CAPITAL RAISED DURING 2025
$1.68 PER SHARE	$1.48 PER SHARE	$1.72 PER SHARE	7.4%	8.9%	$600+ MILLION

CAPITAL GENERATED ORGANICALLY AND THROUGH CAPITAL MARKET ISSUANCES SUPPORTED 2025 KEY STRATEGIC INITIATIVES

CAPITAL GENERATION

$291MM
REFINANCING ACTIVITIES

$195MM
DIVESTING OF FULLY VALUED ASSETS

$116MM
SENIOR UNSECURED DEBT ISSUANCE

CAPITAL REALLOCATION

2024		2025
97%	RESIDENTIAL CREDIT	72%
3%	AGENCY MBS	16%
0%	MORTGAGE SERVICING RIGHTS & HOMEXPRESS	12%

HOMEXPRESS ACQUISITION

$272MM
CAPITAL INVESTMENT

$11MM
Q4 EBTDA[3] CONTRIBUTION

16%
Q4 EBTDA ROE[4] CONTRIBUTION

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

9

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 10 HomeXpress | Residential Origination Highlights A leading partner for loan brokers and correspondent lenders across the U.S. Q4 2025 RESIDENTIAL ORIGINATION UPDATE  18% increase in volume versus Q3 2025; 49% increased in volume relative to Q4 2024.  3.58% gain-on-sale premiums related to loans sold and settled during the quarter.  Wholesale volumes represented 95% with non-delegated correspondent channel accounting for 5%. PRODUCTION VOLUME ($ in millions) PRODUCT MIX (% of unpaid principal balance) GAIN-ON-SALE PREMIUM (basis points) $697 $635 $840 $881 $1,037 $400 $500 $600 $700 $800 $900 $1,000 $1,100 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Fundings 43 39 44 39 38 56 60 54 58 58 1 1 2 3 4 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 NQM Investor QM 350 287 315 315 358 200 220 240 260 280 300 320 340 360 380 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Gain-on-Sale Premium Detailed endnotes are included within the Appendix at the end of this presentation.

Scaled mortgage loan portfolio with robust securitization market presence

INVESTMENT PORTFOLIO[1]
Fair Market Value as of December 31, 2025 (Excludes Residential Origination)

Category	Asset	Fair Market Value	%
SECURITIZED LOANS	RE-PERFORMING	$8,762 MILLION	62%
SECURITIZED LOANS	INVESTOR	$594 MILLION	4%
LOANS	PRIME JUMBO & BUSINESS PURPOSE	$448 MILLION	3%
SECURITIES	NON-AGENCY RMBS	$817 MILLION	6%
SECURITIES	AGENCY MBS	$3,463 MILLION	25%
MSR	MORTGAGE SERVICING RIGHTS[2]	$37 MILLION	0%

OUTSTANDING SECURITIZATIONS[1]
One of the largest RPL securitization issuers

TOTAL LEVERAGE RATIO[3]
5.4x

RECOURSE LEVERAGE RATIO
2.4x

CASH
$232 MILLION

KEY FUNDING METRICS

Metric	Amount
SECURITIZED DEBT (NON-RECOURSE)	$6,788 MILLION
REPO FINANCING (RECOURSE)	$5,229 MILLION
UNSECURED DEBT	$252 MILLION
EQUITY[4]	$2,292 MILLION

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
11

Investment Portfolio | *December 31, 2025*[1]

(DOLLARS IN THOUSANDS)	PRINCIPAL OR NOTIONAL VALUE ($)	AMORTIZED COST ($)	FAIR VALUE ($)	WEIGHTED AVERAGE COUPON	WEIGHTED AVERAGE BOOK YIELD AT PERIOD-END	SECURITIZED DEBT CURRENT FACE ($)	SECURITIZED DEBT AMORTIZED COST ($)	SECURITIZED DEBT FAIR VALUE ($)	SECURITIZED DEBT BOOK YIELD	SECURED FINANCING AGREEMENTS ($)	NET ASSETS ($)
NON-AGENCY RMBS[2]											
Senior	852,887	364,833	505,004	5.7%	20.3%	109,785	66,579	66,579[3]	2.6%	264,780	173,645
Subordinated	453,269	222,053	233,315	4.2%	9.3%					190,666	42,649
Interest-only	2,428,976	146,461	78,961	0.8%	4.4%					18,613	60,348
TOTAL NON-AGENCY RMBS	**3,735,132**	**733,347**	**817,280**	**4.3%**	**13.8%**	**109,785**	**66,579**	**66,579**	**2.6%**	**474,059**	**276,642**
AGENCY RMBS											
Agency CMO	330,871	330,685	331,909	5.1%	5.1%					318,961	12,948
Pass-through[4]	3,096,299	3,027,795	3,081,573	5.0%	5.3%					2,938,314	143,259
Interest-only	367,866	18,637	14,867	0.6%	6.5%						14,867
TOTAL AGENCY RMBS	**3,795,036**	**3,377,117**	**3,428,349**	**4.9%**	**5.3%**					**3,257,275**	**171,074**
AGENCY CMBS											
Project loans	39,693	40,295	32,539	3.4%	3.3%					29,719	2,820
Interest-only	123,375	3,295	2,597	0.7%	13.0%					1,199	1,398
TOTAL AGENCY CMBS	**163,068**	**43,590**	**35,136**	**3.2%**	**4.1%**					**30,918**	**4,218**
LOANS HELD FOR INVESTMENT											
Re-performing loans	8,946,869	8,755,845	8,786,721	5.2%	5.5%	6,561,912	6,421,080	6,193,941	3.9%	1,102,227	1,490,553
Prime loans	386,617	351,462	365,335	4.3%	5.9%	3,909	3,515	3,907	7.2%	298,663	62,765
Investor loans	569,775	581,801	593,690	7.5%	7.1%	516,136	516,087	523,453	6.6%		70,237
Business purpose loans (RTL)	85,339	84,911	82,307	8.4%	9.0%	-	-			66,584	15,724
TOTAL LOANS HELD FOR INVESTMENT	**9,988,601**	**9,774,018**	**9,828,054**	**5.4%**	**5.7%**	**7,081,957**	**6,940,683**	**6,721,301**	**4.1%**	**1,467,474**	**1,639,279**
MORTGAGE SERVICING RIGHTS											
Interest in MSR financing receivables	38,221	-	37,294								37,294
TOTAL MSR	**38,221**		**37,294**								**37,294**
TOTAL INVESTMENT PORTFOLIO	**17,720,057**	**13,928,072**	**14,146,113**			**7,191,742**	**7,007,262**	**6,787,880**		**5,229,726**	**2,128,508**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

12

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 13 Agency Pass-Throughs(1) | Portfolio Overview QUARTERLY UPDATE  Added $606 million of notional in Agency pass-throughs (net purchases and sales).  Leverage increased from 7.3x to 7.4x while maintaining key risk sensitivities within tolerances.  13% - 15% run rate levered returns. COUPON NOTIONAL ($MM) FAIR VALUE ($MM) % OF TOTAL EQUITY BUFFER (3) ($MM) REPO ($MM) PORTFOLIO EQUITY ($MM) PORTFOLIO LEVERAGE (DEBT/EQUITY) 3M ACTUAL CPR (4) 3M GENERIC CPR (4) 2.0% 13 11 0.3 1 10 2 5.8 3.4 4.1 3.0% 194 172 5.6 20 164 30 5.4 7.3 5.0 3.5% 53 49 1.6 6 47 8 5.6 9.5 6.0 4.0% 402 385 12.5 42 368 63 5.8 4.3 3.7 4.5% 304 298 9.7 30 284 46 6.2 7.2 2.5 5.0% 558 560 18.2 45 534 75 7.1 6.0 4.3 5.5% 1,260 1,286 41.7 74 1,226 141 8.7 10.5 13.7 6.0% 312 322 10.4 13 306 30 10.1 22.8 24.5 TOTAL 3,096 3,082 100 231 2,938 395 7.4 AGENCY PASS-THROUGH PORTFOLIO(1) SWAP TENOR (YEARS) NOTIONAL ($MM) WEIGHTED AVERAGE FIXED PAY RATE ≤ 1 300 3.5% > 1 to ≤ 3 1,144 3.3% > 3 to ≤ 5 409 3.5% > 5 to ≤ 7 279 3.4% > 7 to ≤ 10 252 3.7% > 10 to ≤ 15 210 3.8% > 15 to ≤ 20 135 3.9% > 20 75 3.9% TOTAL 2,804 3.5% AGENCY HEDGES(2) Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 14 Agency Pass-Throughs(1) | Portfolio Interest Rate & Spread Sensitivities(2) QUARTERLY UPDATE  $2.8 billion in notional derivatives at quarter end used to hedge interest rate risk in Agency pass-through portfolio.  Hedges intended to match the key rate durations of the bonds.  Model estimates of interest rate and spread sensitivities depicted below. INTEREST RATE SENSITIVITY(2) SPREAD SENSITIVITY(2) Detailed endnotes are included within the Appendix at the end of this presentation. INTEREST RATE CHANGE (basis points) ESTIMATED CHANGE IN AGENCY PORTFOLIO MARKET VALUE ESTIMATED CHANGE IN AGENCY PORTFOLIO EQUITY (75) -0.7% -5.7% (50) -0.3% -2.5% (25) 0.1% -0.6% -- -- -- 25 -0.1% -0.6% 50 -0.3% -2.1% 75 -0.6% -4.4% CHANGE IN SPREAD (basis points) ESTIMATED CHANGE IN AGENCY PORTFOLIO MARKET VALUE ESTIMATED CHANGE IN AGENCY PORTFOLIO EQUITY (50) 2.5% 19.6% (20) 1.0% 7.9% (10) 0.5% 3.9% -- -- -- 10 -0.5% -3.9% 20 -1.0% -7.9% 50 -2.5% -19.6%

Residential Credit | *Q4 2025 Portfolio Summary*

OVERVIEW

- We acquire residential mortgage loans from banks, non-bank financial institutions and government sponsored agencies.
- We finance purchases of mortgage loans via warehouse facilities and repurchase agreements (recourse financing).
- We securitize loans (long-term non-recourse financing) and retain subordinate and interest-only securities along with call rights.
- Re-performing loans comprise 90% of the loan portfolio (by principal balance) and exhibit consistent cash flows and low convexity.

KEY LOAN STATISTICS[1]	RE-PERFORMING LOANS (RPL)	PRIME JUMBO	INVESTOR LOANS (DSCR)	BUSINESS PURPOSE LOANS (RTL)	TOTAL LOAN PORTFOLIO
Current Unpaid Principal Balance (UPB)	$9.0 Billion	$381.0 Million	$569.8 Million	$84.5 Million	**$10.0 Billion**
% of Total Loan Portfolio	90%	4%	6%	1%	**100%**
Total Number of Loans	90,783	390	2,702	81	**93,956**
Weighted Average Loan Size	$99K	$978K	$211K	$1,043K	**$106K**
Weighted Average Interest Rate	5.83%	4.26%	7.46%	8.32%	**5.88%**
Weighted Average Borrower Credit Score	656	754	746	729	**666**
Weighted Average Loan Age	221 Months	44 Months	30 Months	33 Months	**202 Months**
Weighted Average Loan Terms[2]	457 Months	361 Months	361 Months	30 Months	**444 Months**
Weighted Average Remaining Term	236 Months	317 Months	331 Months	8 Months	**243 Months**
Weighted Average Original Loan-to-Value (LTV)	79%	89%	66%	LTC - 66%[3]	**79%**[5]
Amortized Loan-to-Value (LTV)	62%	76%	64%	LTARV - 81%[4]	**63%**[5]
HPI Updated Loan-to-Value (LTV)	38%	76%	59%	66%	**41%**
60+ Days Delinquent	8.8%	1.4%	4.7%	39.0%	**8.5%**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 15

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 16 RE-PERFORMING LOANS (RPL) INVESTOR LOANS (DSCR) PRIME JUMBO LOANS BUSINESS PURPOSE LOANS (RTL) 5.0 15.0 25.0 35.0 45.0 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 D ec -2 5 Residential Credit | Delinquency Experience Residential credit fundamentals in our legacy RPL portfolio have remained stable with substantial borrower equity and loan seasoning. 60+ DAY DELINQUENCY EXPERIENCE (%)(1) 0.0 1.0 2.0 3.0 4.0 5.0 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 D ec -2 5 7.0 7.5 8.0 8.5 9.0 9.5 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 D ec -2 5 0.0 0.3 0.6 0.9 1.2 1.5 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 D ec -2 5 Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 17 Residential Credit | Prepayment Experience Prepayments remained relatively flat in Q4 for RPL; while DSCR and Prime Jumbo prepayment activity picked up. RE-PERFORMING LOANS (RPL) INVESTOR LOANS (DSCR) PRIME JUMBO LOANS 0 2 4 6 8 10 12 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 D ec -2 5 0 2 4 6 8 10 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 D ec -2 5 PREPAYMENT EXPERIENCE (ANNUALIZED %)(1) 0 5 10 15 20 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 D ec -2 5 Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 18 $656MM $209MM $119MM FLOATING NON-MTM $193MM CAPPED FLOATING LIMITED MTM $764MM FLOATING MTM FLOATING LIMITED MTM FIXED NON-MTM $1,941MM SECURED RECOURSE FINANCING Q1 2025 EXPECTED REPO MATURITIES ($ MILLIONS) HEDGE TYPE NOTIONAL ($ MILLIONS) WAVG PAY-FIXED OR STRIKE RATE WAVG OPTION EXPIRY WAVG MATURITY Swaps 500 3.45% -- Jan 2026 Swaptions 600 3.29% Feb 2027 Feb 2029(3) Swap Futures 50 4.00% -- March 2027 Interest Rate Cap 1,000 3.95% -- Feb 2027 TOTAL 2,150 RESIDENTIAL CREDIT HEDGES REPO MATURITIES ($ MILLIONS) $1,285MM NON-MTM & LIMITED MTM (66%) $984MM FLOATING RATE (51%)(2) Detailed endnotes are included within the Appendix at the end of this presentation. $510 $130 $16 $74 $193 $135 $157 $726 $584 $323 $308 $726 $0 $100 $200 $300 $400 $500 $600 $700 $800 0-3 Months 3-6 Months 6-12 Months 12 Months+ Mark-to-Market (MTM) Limited MTM Non-MTM Residential Credit | Secured Recourse Funding(1) We seek to lock-in our funding costs with non-recourse term securitization along with hedging our floating rate liabilities.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 19 Mortgage Servicing Rights Financing Receivables (“MSRs”)(1) We believe MSRs provide predictable cash flows and are a natural hedge within Chimera’s portfolio. MSR PORTFOLIO CHARACTERISTICS & VALUATION MULTIPLE As of December 31, 2025 QUARTERLY UPDATE  Mortgage rates declined to 15 basis points to 6.15% during the quarter.  3-month average prepayments increased to 8.0% during quarter from 6.6% in Q3 2025.  Valuation multiple increased 0.1x due to an increase in forward curves and slightly lower interest rates as higher rate loans payoff. UNPAID BALANCE LOAN COUNT WAVG NOTE RATE 3M CPR $6.2B 28.4K 4.0% 8.0% WAVG CREDIT SCORE LOAN-TO- VALUE 60+ DAYS DELINQUENT VALUATION MULTIPLE 739 69.0% 1.4% 5.7X 0.4% 2.8% 21.7% 17.7% 20.3% 6.8% 8.2% 5.6% 6.1% 1.3% 1.5% 4.9% 2.7% <2% 2% -2 .5% 2. 5% -3% 3% -3 .5% 3. 5% -4% 4% -4 .5% 4. 5% -5% 5% -5 .5% 5. 5% -6% 6% -6 .3% 6. 3% -6 .5% 6. 5% -7% >7 % NOTE RATE DISTRIBUTION As of December 31, 2025 30-Year Fixed Mortgage Rate = 6.15%

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Third-Party Asset Management Highlights Chimera’s third-party asset management business provides advisory and transaction execution services for mortgage loan investors. 20 LOANS UNDER MGMT. GROWTH (YoY)(1) TRANSACTION GROWTH (YoY)(1) 20% 16% LOANS UNDER MANAGEMENT ($ Billions)(1) TRANSACTION VOLUME BY UNPAID BALANCE ($ Billions)(1) EXPERTISE BY ASSET TYPE(1)(2) INCEPTION-TO-DATE Re-Performing Loans  Non-Performing Loans  Non-QM  Residential Transition Loans  International Residential Loans  Home Equity Products  Single Family Rental  $22.1 $24.5 $25.5 $26.6 $26.6 $0 $5 $10 $15 $20 $25 $30 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 $5.5 $5.8 $5.1 $5.2 $6.4 $0 $1 $2 $3 $4 $5 $6 $7 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Detailed endnotes are included within the Appendix at the end of this presentation.

Appendix

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Quarterly Financial Metrics 22 ($2.07) $1.77 $0.17 ($0.27) $0.08 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 $0.37 $0.41 $0.39 $0.37 $0.53 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 $19.72 $21.17 $20.91 $20.24 $19.70 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 1.2x 1.2x 1.8x 2.0x 2.4x Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 $84 $253 $250 $491 $279 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 $526 $444 $311 $261 $249 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 GAAP Earnings Per Share Earnings Available for Distribution (EAD) Per Share(1) GAAP Book Value Per Share Recourse Leverage Cash ($ Millions) Unencumbered Assets Market Value ($ Millions) Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Earnings Available for Distribution 23 Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income (loss) excluding (i) unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, (ii) realized gains or losses on the sales of investments, (iii) gains or losses on the extinguishment of debt, (iv) changes in the provision for credit losses, (v) unrealized gains or losses on derivatives, (vi) realized gains or losses on derivatives, (vii) transaction expenses, (viii) stock compensation expenses for retirement eligible awards, (ix) amortization of intangibles and depreciation expenses, net of any tax impact (x) non-cash imputed compensation expense related to business acquisitions, and (xi) other gains and losses on equity investments. Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the seller’s contractual arrangements is distributable to the seller’s legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as non-cash contribution from a related party to our shareholders’ equity. The excluded amounts do not include any normal, recurring compensation paid to our employees. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees and other similar transaction-related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer group’s treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issuance costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense. We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income (subject to certain adjustments) annually. Earnings available for distribution, however, is different than REIT taxable income. For example, differences between Earnings available for distribution and REIT taxable income generally may result from whether the REIT uses mark-to- market accounting for GAAP purposes, accretion of market discount or OID and amortization of premium, and differences in the treatment of securitizations for GAAP and tax purposes, among other items. Further, REIT taxable income generally does not include earnings of our domestic TRSs unless such income is distributed from current or accumulated earnings and profits. The determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on Earnings available for distribution and Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for or superior to net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

Earnings Available for Distribution

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended				
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(dollars in thousands, except per share data)				
GAAP net income (loss) available to common stockholders	$6,501	($21,997)	$14,024	$145,940	($168,275)
Adjustments[1]:					
Net unrealized (gains) losses on financial instruments at fair value	17,138	36,995	(6,971)	(128,895)	181,197
Net realized (gains) losses on sales of investments	23,268	(1,991)	1,915	—	1,468
(Gains) on extinguishment of debt	(20)	—	—	(2,122)	—
Increase in provision for credit losses	5,322	2,587	4,409	3,387	4,448
Net unrealized (gains) losses on derivatives	(27,303)	7,907	2,554	6,469	(276)
Realized (gains) losses on derivatives	17,495	(2,015)	17,954	(82)	(641)
Transaction expenses	626	9,931	390	5,688	4,707
Stock compensation expense for retirement eligible awards	(449)	(506)	(501)	1,432	(307)
Amortization of intangibles and depreciation expenses[2]	4,332	948	949	951	321
HomeXpress acquisition intangible amortization tax impact[3]	(837)	—	—	—	—
Non-cash imputed compensation related to business acquisition	341	341	341	341	10,296
Other investment (gains) losses	(1,252)	(1,945)	(2,953)	417	(2,490)
Earnings available for distribution	**$45,162**	**$30,255**	**$32,111**	**$33,526**	**$30,448**
GAAP net income (loss) per diluted common share	**$0.08**	**($0.27)**	**$0.17**	**$1.77**	**($2.07)**
Earnings available for distribution per adjusted diluted common share	**$0.53**	**$0.37**	**$0.39**	**$0.41**	**$0.37**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
24

Residential Origination | *Earnings Before Taxes, Depreciation and Amortization*

In managing our residential origination segment, management additionally uses Earnings Before Taxes, Depreciation and Amortization, or EBTDA, a non-GAAP measure, as a supplemental performance measure to evaluate the underlying operating efficiency and scalability of the business. EBTDA is defined as GAAP Net Income of the Residential Origination Segment, adjusted for federal and state tax provisions; and non-cash items such as intangibles amortization and depreciation. Because origination lending is primarily driven by a gain on origination and sales of loan, net and personnel-based costs, EBTDA helps isolate core operating results by excluding the effects of capital structure, non-cash depreciation and amortization, and tax attributes that can vary period to period. This measure allows management to assess margin performance, expense discipline, and incremental profitability as loan volumes fluctuate, and supports internal decision-making related to staffing levels, compensation structures, and growth initiatives. We believe this presentation is useful to investors because it provides investors with important information concerning the operating performance of our Residential Origination Segment exclusive of certain non-cash and other costs. However, EBTDA should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP.

The following table provides a reconciliation from GAAP net income to common stockholders for our residential origination segment to a non-GAAP measure of EBTDA for the period presented.

	For the Quarter and Year Ended December 31, 2025 (dollars in thousands)	
	Residential Origination	
Net income available to common shareholders	$	8,494
Adjustments:		
Income tax expense (benefit)		(453)
Amortization of intangibles and depreciation expenses		3,418
Earnings Before Taxes, Depreciation and Amortization	**$**	**11,459**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 25

Net Interest Spread[1]

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

(dollars in thousands)	For the Quarters Ended								
	December 31, 2025			September 30, 2025			December 31, 2024		
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:									
Interest-earning assets*[1][4]*:									
Agency RMBS[3]	$2,975,920	$40,159	5.40%	$2,520,146	$34,108	5.90%	$19,136	$303	6.30%
Agency CMBS	40,391	417	4.10%	41,062	464	4.50%	105,270	1,138	4.30%
Non-Agency RMBS[3]	763,957	24,735	12.90%	872,037	27,872	12.50%	950,366	29,611	12.50%
Loans held for investment	10,027,070	139,102	5.50%	10,482,981	143,952	5.50%	11,882,662	158,501	5.30%
MSR	38,221	20	0.20%	38,221	500	5.20%	—	—	— %
Total	$13,845,559	$204,433	5.90%	$13,954,447	$206,896	5.90%	$12,957,434	$189,553	5.90%
Liabilities and stockholders' equity:									
Interest-bearing liabilities*[2][4]*:									
Secured financing agreements collateralized by:									
Agency RMBS[3]	$2,913,324	$27,523	4.30%	$2,450,389	$24,160	4.70%	$ —	$ —	— %
Agency CMBS	30,899	329	4.30%	30,704	355	4.60%	75,847	1,071	5.60%
Non-Agency RMBS[3]	491,472	6,217	5.10%	565,871	7,378	5.20%	710,550	13,561	7.60%
Loans held for investment	1,533,349	26,141	6.80%	1,752,317	30,214	6.90%	1,761,188	30,298	6.90%
Securitized Debt	7,177,468	72,474	4.00%	7,321,240	72,285	3.90%	8,422,017	76,327	3.60%
Long Term Debt[3]	259,750	6,365	9.80%	158,212	3,946	10.00%	—	—	— %
Total	$12,406,262	$139,049	4.50%	$12,278,733	$138,338	4.50%	$10,969,602	$121,257	4.40%
Economic net interest income/net interest rate spread		**$65,384**	**1.40%**		**$68,558**	**1.40%**		**$68,296**	**1.50%**
Net interest-earning assets/net interest margin	**$1,439,297**		**1.90%**	**$1,675,714**		**2.00%**	**$1,987,832**		**2.10%**
Ratio of interest-earning assets to interest bearing liabilities	**1.12**			**1.14**			**1.18**		

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

26

Investment Summary | *September 30, 2025*[1]

(DOLLARS IN THOUSANDS)	PRINCIPAL OR NOTIONAL VALUE ($)	AMORTIZED COST ($)	FAIR VALUE ($)	WEIGHTED AVERAGE COUPON	WEIGHTED AVERAGE BOOK YIELD AT PERIOD-END	SECURITIZED DEBT CURRENT FACE ($)	SECURITIZED DEBT AMORTIZED COST ($)	SECURITIZED DEBT FAIR VALUE ($)	SECURITIZED DEBT BOOK YIELD	SECURED FINANCING AGREEMENTS ($)	NET ASSETS ($)
NON-AGENCY RMBS[2]											
Senior	865,570	373,636	520,586	5.7%	20.2%	109,786	67,558	67,558[3]	2.64%	268,509	184,523
Subordinated	499,426	257,315	265,181	4.3%	8.9%	—	—	—	—	212,975	52,208
Interest-only	2,481,658	148,446	83,071	0.7%	4.5%	—	—	—	—	18,681	64,392
TOTAL NON-AGENCY RMBS	**3,846,655**	**779,397**	**868,838**	**4.3%**	**13.5%**	**109,786**	**67,558**	**67,558**	**2.64%**	**500,165**	**301,122**
AGENCY RMBS											
Agency CMO	350,865	350,773	352,826	5.5%	5.6%	—	—	—	—	336,707	16,120
Pass-through[4]	2,561,414	2,487,679	2,520,538	4.9%	5.3%	—	—	—	—	2,416,551	103,988
Interest-only	370,958	18,766	15,683	0.7%	6.8%	—	—	—	—	—	15,683
TOTAL AGENCY RMBS	**3,283,236**	**2,857,218**	**2,889,047**	**4.9%**	**5.3%**	—	—	—	—	**2,753,258**	**135,791**
AGENCY CMBS											
Project loans	39,706	40,310	32,457	3.4%	3.3%	—	—	—	—	29,673	2,784
Interest-only	124,271	3,421	2,972	0.9%	12.8%	—	—	—	—	1,256	1,716
TOTAL AGENCY CMBS	**163,977**	**43,731**	**35,429**	**3.2%**	**4.1%**	—	—	—	—	**30,929**	**4,499**
LOANS HELD FOR INVESTMENT											
Re-performing loans	9,204,848	9,003,416	9,039,144	5.5%	5.5%	6,810,837	6,663,937	6,390,889	3.90%	1,168,786	1,479,469
Prime loans	397,793	361,755	374,480	4.3%	5.9%	3,965	3,563	3,959	7.19%	309,665	60,856
Investor loans	770,195	789,826	786,384	6.9%	6.5%	620,153	619,744	628,092	6.37%	—	158,292
Business purpose loans (RTL)	144,765	143,482	142,994	9.0%	6.2%	—	—	—	—	114,183	28,810
TOTAL LOANS HELD FOR INVESTMENT	**10,517,601**	**10,298,478**	**10,343,002**	**5.6%**	**5.6%**	**7,434,955**	**7,287,244**	**7,022,940**	**4.11%**	**1,592,634**	**1,727,428**
MORTGAGE SERVICING RIGHTS											
Interest in MSR financing receivables			35,528								35,528
TOTAL MSR			**35,528**								**35,528**
TOTAL INVESTMENT PORTFOLIO	**17,811,469**	**13,978,824**	**14,171,844**			**7,544,741**	**7,354,802**	**7,090,497**		**4,876,986**	**2,204,369**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

27

Consolidated Loan Securitizations

		ORIGINAL FACE ($ Thousands)			REMAINING FACE ($ Thousands)			WEIGHTED AVERAGE COUPON (WAC)		
VINTAGE	DEAL	TOTAL	SOLD	RETAINED	TOTAL	SOLD	RETAINED	Outstanding Bonds Sold	Underlying Collateral	FIRST CALL DATE
2025	CIM 2025-R1	391,790	333,021	58,769	366,345	316,245	58,731	5.00%	6.21%	Mar-27
2025	CIM 2025-NR1	254,432	184,463	69,969	218,309	162,044	63,818	5.00%	6.15%	Mar-26
2025	CIM 2025-I1	287,674	275,735	11,939	232,556	239,345	11,939	5.96%	7.83%	Feb-28
2024	CIM 2024-R1	468,148	351,813	116,335	389,487	365,962	38,375	4.84%	5.63%	Clean-up Call
2023	CIM 2023-I2	238,530	202,750	35,780	168,309	151,113	23,019	6.71%	7.08%	Jul-26
2023	CIM 2023-R4	393,997	343,368	50,629	304,121	276,698	34,617	5.02%	5.64%	Apr-28
2023	CIM 2023-R3	450,834	394,479	56,355	348,075	299,504	56,282	4.50%	5.52%	Currently Callable
2023	CIM 2023-I1	236,161	205,578	30,583	168,911	156,942	18,626	6.43%	7.35%	Apr-26
2023	CIM 2023-R2	447,384	364,841	82,543	334,536	260,214	82,423	5.50%	6.24%	Mar-28
2023	CIM 2023-R1	585,718	512,503	73,215	434,191	374,053	71,629	5.40%	6.15%	Currently Callable
2022	CIM 2022-R3	369,891	327,168	42,723	256,119	234,506	29,114	4.57%	5.42%	Sep-27
2022	CIM 2022-R2	508,202	440,865	67,337	370,635	330,332	47,675	3.82%	4.75%	May-27
2022	CIM 2022-R1	328,226	294,090	34,136	222,420	210,526	17,639	3.13%	4.51%	Feb-27
2021	CIM 2021-R6	353,797	336,284	17,513	168,549	164,999	11,852	1.84%	5.81%	Sep-26
2021	CIM 2021-R5	450,396	382,836	67,560	292,613	232,052	66,644	2.00%	5.59%	Currently Callable
2021	CIM 2021-R4	545,684	463,831	81,853	285,349	213,080	80,774	2.00%	6.55%	Currently Callable
2021	CIM 2021-R3	859,735	730,775	128,960	401,343	288,655	127,743	1.95%	6.66%	Currently Callable
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	606,625	411,168	223,187	2.07%	7.00%	Currently Callable
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	912,171	633,031	313,777	1.94%	7.24%	Currently Callable
2020	CIM 2020-R7	653,192	562,023	91,169	317,620	236,380	89,340	2.43%	6.07%	Currently Callable
2020	CIM 2020-R6	418,390	334,151	84,239	229,214	151,458	83,018	2.25%	5.35%	Currently Callable
2020	CIM 2020-R5	338,416	257,027	81,389	142,540	90,243	56,613	3.19%	5.47%	Clean-up Call
2020	CIM 2020-R3	438,228	328,670	109,558	222,019	119,669	107,035	4.00%	5.49%	Currently Callable
2020	CIM 2020-R2	492,347	416,761	75,586	262,474	210,115	56,565	2.73%	4.32%	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	216,096	148,695	71,351	2.91%	5.83%	Currently Callable
2019	SLST 2019-1	1,217,441	941,719	275,722	681,955	485,865	193,705	3.50%	4.46%	Currently Callable
2019	CIM 2019-R5	315,039	252,224	62,815	136,087	95,553	44,347	3.57%	5.76%	Clean-up Call
2019	CIM 2019-R4	320,802	256,641	64,161	149,458	90,794	61,946	3.00%	6.28%	Currently Callable
2019	CIM 2019-R3	342,633	291,237	51,396	126,411	80,465	49,608	2.63%	6.57%	Currently Callable
2019	CIM 2019-R2	464,327	358,172	106,155	252,388	184,019	73,421	3.60%	5.41%	Clean-up Call
2019	CIM 2019-R1	371,762	297,409	74,353	191,405	122,529	72,198	3.25%	5.02%	Currently Callable
2018	CIM 2018-R3	181,073	146,669	34,404	46,479	16,672	31,523	4.02%	7.14%	Currently Callable
2016	CIM 2016-FRE1	185,811	115,165	70,646	61,835	5,308	61,835	3.62%	4.54%	Currently Callable
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	5,313	3,965	1,382	6.20%	5.00%	Do Not Hold Call Rights
		$17,516,328	$14,625,446	$2,890,882	$9,521,958	$7,362,203	$2,431,750	3.67%	5.96%	

CHIMERA | Information unaudited, estimated, and subject to change.
28

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #4 1. Unaudited total debt related to third-party managed loans and real estate. Excludes total debt related to loans owned by the Company and discretionary credit funds. Data is sourced and reconciled to monthly mortgage loan servicer detail which is subject to subsequent adjustment and reconciliations. Slide #6 1. Sourced from Bloomberg. 2. RMBS spreads sourced from Wells Fargo and Bank of America research. 3. Source: Bankrate.com Slide #7 1. Earnings available for distribution per share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations 2. Economic return represents the quarter-over-quarter change in book value plus dividends per common share declared divided by the beginning book value per share. 3. Total leverage includes the sum of secured financing agreements, securitized debt collateralized by Non- Agency RMBS, securitized debt at fair value collateralized by loans held for investment and long term debt all divided by total shareholders' equity. 4. Residential Credit repo financing excludes (i) Agency Pass-Throughs, Agency CMOs, Agency CMBS, legacy Agency interest only securities, and (ii) warehouse lines of credit and repurchase facility obligations related to the Residential Origination (HomeXpress) segment. 5. Floating rate repurchase agreements excludes capped floating rate facility of $193 million. 6. Non-mark-to-market repo includes financings that have margin holidays or limited mark-to-market features. 7. EBTDA, or earnings before taxes, depreciation and amortization, is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. Slide #8 1. EBTDA, or earnings before taxes, depreciation and amortization, is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. 2. EBTDA, or earnings before taxes, depreciation and amortization, is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. EBTDA ROE, or return on equity, represents the EBTDA divided by the Company’s initial capital investment of $272 million, annualized. Slide #9 1. Earnings available for distribution per share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations 2. Economic return represents the annual change in book value plus dividends per common share declared divided by the beginning book value per share. 3. EBTDA, or earnings before taxes, depreciation and amortization, is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. 4. EBTDA, or earnings before taxes, depreciation and amortization, is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. EBTDA ROE, or return on equity, represents the EBTDA divided by the Company’s initial capital investment of $272 million, annualized. Slide #11 1. Investment portfolio figures exclude (i) real estate owned and forward settling transactions, and (ii) assets and liabilities allocable to the Residential Origination segment. 2. Mortgage servicing rights denotes the Company’s interests in MSR financing receivables. 3. Total leverage includes the sum of secured financing agreements, securitized debt collateralized by Non- Agency RMBS, securitized debt at fair value collateralized by loans held for investment and long term debt all divided by total shareholders' equity. 4. Equity represents the shareholders’ equity attributable to the Investment Portfolio segment and excludes shareholders’ equity allocable to the Residential Origination segment. Slide #12 1. Investment portfolio figures exclude (i) real estate owned and forward settling transactions, and (ii) assets and liabilities allocable to the Residential Origination segment. 2. Non-Agency RMBS amortized cost is net of allowance for credit losses. 3. Carried at amortized cost. 4. Agency Pass-through net assets excludes cash reserves and initial margin related to our interest rate hedges allocated to the Agency MBS portfolio. Slide #13 1. Agency Pass-Throughs (i) excludes Agency CMOs, Agency CMBS, and legacy Agency interest only securities, and (ii) includes forward settling transactions, if applicable. 2. Excludes derivatives and hedges allocated to the Residential Credit portfolio and Residential Origination segment. 3. Equity Buffer includes initial cash margin held by derivative counterparties and cash reserves allocated to the Agency MBS portfolio. 4. 3-month average annualized prepayment rate (“CPR”) for (i) the active Agency Pass-Through portfolio as of the end of the quarter excludes bonds that have yet to produce three months of prepayment data, and (ii) generic CPR is estimated by Bloomberg based on prepayment speeds of bonds with similar characteristics, such as age and coupon. CPR is sourced from Bloomberg. Endnotes 29

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #14 1. Agency Pass-Throughs (i) excludes Agency CMOs, Agency CMBS, and legacy Agency interest only securities, and (ii) includes forward settling transactions, if applicable. 2. Interest rate and spread sensitivities derived using models licensed from third parties with internally derived inputs. Actual results may differ materially from projected estimates. Slide #15 1. Data is sourced from trustee reports, servicers, Bloomberg and Intex. 2. Weighted Average Loan Term is based on the most recent maturity date of the loan that includes any loan modifications or extension of the maturity date, in each case calculated from the related loan’s first payment date. 3. For Business Purpose Loans (RTLs), LTC is loan-to-cost, or the total loan amount as a percent of the house value at the time of purchase plus all budgeted improvements. 4. For Business Purpose Loans (RTLs), LTARV is loan-to-after repair value, or the total loan amount as a percent of the estimated property value after the completion of all planned and budgeted improvements. 5. Total Loan Portfolio Weighted Average Original Loan-to-Value (LTV) and Amortized Loan-to-Value (LTV) excludes the LTC and LTARV related to the Business Purpose Loans. Slide #16 1. Delinquency data sourced from Bloomberg, Intex and trustee/servicer data. Prime Jumbo excludes data prior to December 2022 due to materiality. Slide #17 1. Prepayment data sourced from Bloomberg, Intex and trustee/servicer data. Prime Jumbo excludes data prior to December 2022 due to materiality. Slide #18 1. Residential Credit secured recourse funding includes only financing and interest rate hedges related to, or allocated to, the Residential Credit portfolio. Data does not include outstanding financings or derivatives related to, or allocated to, the Agency RMBS portfolio or the Residential Origination segment. 2. Excludes capped floating rate financing of $193 million. 3. Represents the weighted average maturity date of the swaps to the extent the option to enter into the related swaps are exercised. Slide #19 1. MSR financing receivables represent the contractual right to receive cash flows associated with MSRs through a structured transaction and related financing arrangement. In these arrangements, a licensed servicer holds legal title to the MSRs and is responsible for performing all servicing activities, while the Company provides financing or capital support and, in return, receives the economic benefits of an excess servicing spread and related servicing cash flows, net of any fees and costs to service the loans. Slide #20 1. Unaudited total debt related to third-party managed loans and real estate. Excludes total debt related to loans owned by the Company and discretionary credit funds. Data is sourced and reconciled to monthly mortgage loan servicer detail which is subject to subsequent adjustment and reconciliations. 2. Inception period begins February 2013. Slide #22 1. Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. Slide #24 1. As a result of the business combinations, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to our business combinations and are not directly related to our income generating activities. 2. Non-cash amortization of intangibles and depreciation expenses related to acquisitions. 3. Tax impact on non-cash amortization of intangibles and depreciation expenses related to business combinations. Slide #26 1. Interest-earning assets at amortized cost. 2. Interest includes periodic interest on derivatives, net. 3. These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period. 4. This table excludes interest-bearing assets and liabilities of our Residential Origination segment. Our Residential Origination segment includes average assets of $775 million, average liabilities of $621 million, interest income of $13 million, interest expense of $10 million, and net interest income of $3 million. Slide #27 1. Investment portfolio figures exclude (i) real estate owned and forward settling transactions, and (ii) assets and liabilities allocable to the Residential Origination segment. 2. Non-Agency RMBS amortized cost is net of allowance for credit losses. 3. Carried at amortized cost. 4. Agency Pass-through net assets excludes cash reserves and initial margin related to our interest rate hedges allocated to the Agency MBS portfolio. Endnotes, continued 30

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e .